EXHIBIT 23.2

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 1, 2021, included in the Proxy Statement of Torchlight Energy Resources, Inc. that is incorporated by reference in the Registration Statement (Form S-3) and Prospectus of Torchlight Energy Resources, Inc., for the registration of up to 190,900,700 shares of its common stock dated May 28, 2021.

/s/ Ernst & Young LLP

Chartered Professional Accountants

Halifax, Canada

May 28, 2021